As filed with the Securities and Exchange Commission on July 22, 2013

Registration No. 333-186108

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Amendment No. 3 to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1311	74-3231613
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

A. Bradley Gabbard
President and Chief Financial Officer
Recovery Energy, Inc.
1900 Grant Street, Suite #720
Denver, CO   80203
1-888-887-4449
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and agent for service)

Copies to:
Ronald R. Levine, II, Esq.
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, CO 80202

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer. ☐	Accelerated Filer. ☐
Non-accelerated filer. ☐	Smaller reporting company. ☒

Recovery Energy, Inc. hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 3 to Registration Statement on Form S-1 (Registration No. 333-186108) is to file Exhibit 23.1 to the registration statement as indicated in Item 16(a) of Part II of this amendment which was excluded from amendment No. 2 to the registration statement. No change is made to Part I or Part II of the registration statement, other than Item 16(a) of Part II, and those items have therefore been omitted. Accordingly, this amendment consists only of the facing page, this explanatory note, Part II, the signature page of the registration statement, and the exhibit filed herewith.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other expenses of issuance and distribution.

The following expenses incurred in connection with the sale of the securities being registered will be borne by the Registrant. Other than the SEC registration fee and NASDAQ filing fee, the amounts stated are estimates.

SEC Registration Fee	$3,064
Legal Fees and Expenses	$30,000
Accounting Fees and Expenses	$5,000
Miscellaneous	$3,000
Total:	$41,064

Item 14. Indemnification of directors and officers.

The Registrant is incorporated under the laws of the State of Nevada.  The Nevada Revised Statutes provide that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (1) is not liable pursuant to NRS 78.138; or (2) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination of indemnification must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our Articles of Incorporation provide for indemnification to the fullest extent permissible under Nevada law. They also provide for the payment of expenses of any person who is or was a director or officer of the Registrant, or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, who is deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Our By-Laws provide that we shall indemnify any person who is a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, who is deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

We maintain directors’ and officers’ insurance which, subject to certain exclusions, insures our directors and officers against certain losses which arise out of any neglect or breach of duty (including, but not limited to, any error, misstatement, act, or omission) by the directors or officers in the discharge of their duties, and insures us against amounts which we have paid or may become obligated to pay as indemnification to our directors and/or officers to cover such losses.

Item 15.  Recent Sales of Unregistered Securities.

The following information relates to all securities issued or sold by us within the past three years and not registered under the Securities Act. Each of the transactions described below was conducted in reliance upon the exemption from registration provided in Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder. Except where specifically noted, there were no underwriters employed in connection with any of the transactions set forth in this Item 15. All common stock share information is retroactively adjusted for the effect of a 4:1 reverse stock split that was effective October 19, 2011.

Investment Banking Agreement

On May 10, 2013, we entered into a one-year, non-exclusive investment banking agreement with T.R. Winston & Company LLC (“TR Winston”). The agreement provides for initial compensation to TR Winston in the amount of 100,000 common shares, and 900,000 common stock purchase warrants. All warrants have a term of three years and a strike price of $4.25 per share. The investment banking agreement also provides for additional commissions and compensation in the event that TR Winston arranges a successful equity or debt financing during the term of the agreement.

Debentures

In February 2011, the Company completed a private placement of $8.40 million aggregate principal amount of the Debentures, secured by mortgages on several of our properties. Initially, the Debentures were convertible at any time at the holders' option into shares of our common stock at $9.40 per share, subject to certain adjustments, including the requirement to reset the conversion price based upon any subsequent equity offering at a lower price per share amount. Interest at an annualized rate of 8% is payable quarterly on each May 15, August 15, November 15 and February 15 in cash or, at the Company's option, in shares of common stock, valued at 95% of the volume weighted average price of the common stock for the 10 trading days prior to an interest payment date. The Company can redeem some or all of the Debentures at any time. The redemption price is 115% of principal plus accrued interest. If the holders of the Debentures elect to convert the Debentures, following notice of redemption, the conversion price will include a make-whole premium equal to the remaining interest through the 18 month anniversary of the original issue date of the Debentures, payable in common stock.

TR Winston acted as placement agent for the private placement and received $0.40 million of Debentures equal to 5% of the gross proceeds from the sale. The Company is amortizing the $0.40 million over the life of the loan as deferred financing costs. The Company amortized $0.02 million of deferred financing costs into interest expense during the three months ended March 31, 2013, and has $0.11 million of deferred financing cost to be amortized through May 2014.

In December 2011, the Company agreed to amend the Debentures to lower the conversion price to $4.25 from $9.40 per share. This amendment was an inducement consideration to the Debenture holders for their agreement to release a mortgage on certain properties so the properties could be sold. The sale of these properties was effective December 31, 2011, and a final closing occurred during the three months ended March 31, 2012.

On March 19, 2012, the Company entered into agreements with some of its existing Debenture holders to issue up to an additional $5.0 million in additional debentures (the “Supplemental Debentures”). Under the terms of the Supplemental Debenture agreements, proceeds derived from the issuance of Supplemental Debentures were used principally for the development of certain of the Company's proved undeveloped properties and other undeveloped acreage currently targeted by the Company for exploration, as well as for other general corporate purposes. Any new producing properties developed from the proceeds of Supplemental Debentures are to be pledged as collateral under a mortgage to secure future payment of the Debentures and Supplemental Debentures. All terms of the Supplemental Debentures are substantively identical to the Debentures. The Agreements also provided for the payment of additional consideration to the purchasers of Supplemental Debentures in the form of a proportionately reduced 5% carried working interest in any properties developed with the proceeds of the Supplemental Debenture offering.

In August 2012, the Company and holders of the Supplemental Debentures agreed to renegotiate the terms of the Supplemental Debenture offering. These negotiations concluded with the issuance of an additional $1.96 million of Supplemental Debentures. The August 2012 modifications to the Supplemental Debenture agreements increased the carried working interest from 5% to 10% and also provided for a one-year, proportionately reduced net profits interest of 15% in the properties developed with the proceeds of the Supplemental Debenture offering, as well as the next four properties to be drilled and developed by the Company.

On September 8, 2012, the Company issued 50,000 shares, valued at $0.23 million, to T.R. Winston & Company LLC for acting as a placement agent of the Supplemental Debentures. The Company is amortizing the $0.23 million over the life of the loan as deferred financing costs. The Company amortized $0.03 million of deferred financing costs into interest expense during the three months ended March 31, 2013, and has $0.15 million of deferred financing costs to be amortized through May 2014.

In April 2013, the holders of the Debentures agreed to extend their maturity date to May 16, 2014. In consideration for the extended maturity date the Company is required to provide them an additional security interest in 15,000 acres of our undeveloped acreage.

On April 16, 2013, the Company entered into an agreement with one of its existing Debenture holders to issue up to an additional $5.0 million in additional debentures with substantially the same terms to the existing 8% Secured Convertible Debentures.  Under the terms of this agreement, the holder agreed to purchase up to $1.5 million of additional debentures on or before July 16, 2013. On June 18, 2013, the Company entered into a securities purchase agreement with certain investors including certain officers and directors, as well as holders of the Company’s existing Debentures (together, the “Investors”), pursuant to which the Company agreed to sell to the Investors (the “Offering”) $2,200,000 in aggregate principal amount of the Company’s debentures pursuant to Regulation D under the Securities Act, on terms substantially identical to the outstanding Debentures. The Company expects to use the net proceeds from the Offering to fund a portion of the drilling program on its Wattenberg properties in Weld County, Colorado, where it is targeting the Niobrara and Codell horizons, and conventional drilling on its properties in Laramie County, Wyoming, as well as for general corporate purposes. The Debentures issued in connection with the Offering are considered current as of June 30, 2013.

Hexagon

The Company entered into three separate loan agreements with Hexagon in January, March and April 2010, each with an original maturity date of December 1, 2010.  We entered into a loan modification agreement on May 28, 2010, which extended the maturity date of the loans to December 1, 2011.  In consideration for extending the maturity of the loans, we issued 250,000 warrants to Hexagon, with an exercise price of $6.00 per share.  The loan modification agreement also required the Company to issue 250,000 five year warrants to purchase common stock at $6.00 per share to Hexagon if the Company did not repay the loans in full by January 1, 2011. Since the loans were not paid in full by January 1, 2011, the Company issued 250,000 additional warrants with an exercise price of $6.00 per share to Hexagon, which were valued at approximately $1.60 million in the aggregate.

Edward Mike Davis

We acquired most of our oil and gas properties from Edward Mike Davis, L.L.C. and Spottie, Inc., both owned by Edward Mike Davis. We paid for these acquisitions in a combination of cash and stock. As a result of these transactions, the Davis entities received an aggregate of 3,291,667 shares of our common stock. The specific transactions with the Davis entities are:

●	In December 2009, we entered into an acquisition agreement related to Wilke Field. Although the acquisition did not close, we issued 362,500 shares as a non-refundable deposit.
●	In March 2010, we acquired Albin Field for $6,000,000 cash and 137,500 shares of our common stock which we valued at approximately $412,500. Included in the acquisition were four producing wells.
●
In April 2010, we acquired State Line Field for $15,000,000 cash and 625,000 shares of our common stock which we valued at approximately $1,875,000. Included in the acquisition were six producing wells and interests in 1240 acres.

●
In May 2010 we acquired approximately 60,000 acres located in Banner and Kimball Counties, Nebraska and Laramie and Goshen Counties, Wyoming for $20,000,000 cash and 500,000 shares of our common stock which we valued at $1,500,000.

●
In December 2010, we acquired approximately 33,800 undeveloped net acres located in Laramie County and Goshen County, Wyoming, and Banner County, Kimball County, and Scotts Bluff County, Nebraska, and rights below the base of the Greenhorn on approximately 23,000 undeveloped net acres in Laramie County and Goshen County, Wyoming, and Banner County and Kimball County, Nebraska for $8,000,000 in cash which was due to the sellers on or before December 20, 2010. We issued 1,666,667 shares of our common stock as security against the cash payment, which were to be returned to us upon the cash payment. We did not make the cash payment and the Davis entities kept the 1,666,667 shares of common stock.

As of December 31, 2012, Davis had sold substantially all of his Recovery stock.

2010 Private Placement

On June 3, 2010 we completed a private placement sale of 3,975,300 shares of our common stock with a group of accredited investors for $6.00 per share for gross proceeds of $23,851,800.   The purchasers also received an immediately exercisable five year warrant to purchase an additional share of common stock for $6.00 for each share of common stock purchased.  We entered into a registration rights agreement with the purchasers which requires us to register for resale the common stock and the shares of common stock issuable upon exercise of the warrants.  In connection with the private placement, our officers and directors entered into lock-up agreements pursuant to which they agreed not to sell any of our common stock or securities exchangeable or convertible into common stock beneficially owned by them until January 1, 2011.

On October 4, 2010, we completed the issuance of 853,500 shares of common stock upon the exercise of outstanding warrants to purchase common stock for $6.00 per share. We received gross proceeds of $5,121,000 from the exercise. The exercising warrant holders received new five-year $8.80 warrants, exercisable immediately, for the same number of shares as they purchased through exercise of their $6.00 warrants.

On April 5, 2011, we issued 287,833 shares of common stock upon the exercise of outstanding warrants to purchase common stock. We received gross proceeds of $1,790,001 from the exercise.

TR Winston acted as placement agent for the private placement and received compensation equal to 8% of the gross proceeds from the sale (not including the shares purchased by TR Winston described below) and an immediately exercisable five year warrant to purchase 588,934 shares of common stock for $6.00 per share.   In addition, TR Winston receives 8% of the proceeds paid to us upon exercise of the warrants issued to the purchasers in the private placement.  TR Winston also purchased 294,467 of the shares and received warrants to purchase 294,467 shares of common stock from its fees in connection with the private placement.

Other Transactions

On September 7, 2012, we granted a three-year warrant to purchase 600,000 shares of common stock of the Company at an exercise price of $5.00 per share (or $3,000,000 in the aggregate) in exchange for certain financial advisory and investment and/or investment banking services.  However, in connection with the termination of the relationship with the financial advisory firm, the warrant was forfeited in its entirety.

On May 10, 2012, we entered into a consulting agreement with Potomac Investments, Inc., under which we granted 100,000 shares of restricted common stock in exchange for Potomac’s performance of certain consulting services. In January 2013, we amended the agreement, extending the term for an additional twelve months and granting Potomac a warrant to purchase 200,000 shares of common stock at a strike price of $4.25 per share, subject to vesting restrictions.

In September 2011, we purchased certain oil and gas interests located in Weld County, Colorado. The purchase price was 28,500 shares of our common stock.

On June 14, 2010 we entered into a management consulting agreement with Market Development Consulting Group, Inc., known as MDC Group. MDC Group will assist our management in developing and executing its strategy on corporate finance, capital markets, investor relations and corporate communications. Under the consulting agreement MDC Group received 187,500 shares of our common stock, a five year warrant to purchase 187,500 shares of our common stock at $6.00 per share and a three year warrant to purchase 62,500 shares of our common stock at $6.00 per share. The consulting agreement is for three years and thereafter renews annually at a rate of $20,000 per month unless either party elects to terminate the agreement.

Also on June 14, 2010 we issued a three year warrant to purchase 12,500 shares of our common stock for $6.00 as compensation to Globe Media, which provides us with public relations services.

Item 16. Exhibits and Financial Statement Schedules.

a) Exhibits

The following exhibits are either filed herewith or incorporated herein by reference:

Exhibit No.	Description
2.1
Membership Unit Purchase Agreement by and among Recovery Energy, Lanny M. Roof, Judith Lee and Michael Hlvasa dated as of September 21, 2009 (incorporated herein by reference to Exhibit 10.1 from our current report filed on Form 8-K filed on September 22, 2009).

3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Form S-1 filed on July 28, 2008).
3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s current report on Form 8-K filed on June 18, 2010).
4.1	Warrant to Purchase Common Stock dated December 11, 2009 (incorporated by reference to Exhibit 4.2 to the Company’s current report filed on Form 8-K filed on December 17, 2009).
4.2	Recovery Energy, Inc. 2012 Equity Incentive Plan dated August 31, 2012 (incorporated by reference to Exhibit 4.1 to the Company’s current report filed on Form 8-K on September 5, 2012).

5.1	Legal Opinion of Davis Graham & Stubbs LLP (incorporated herein by reference to Exhibit 5.1 to the Company’s registration statement on Form S-1/A filed July 1, 2013 (333-186108)).
10.1
Cancellation agreements, dated September 21, 2009 between Universal Holdings, Inc. and two former shareholders (incorporated herein by reference to Exhibit 10.1 to the Company’s annual report on Form 10-K for the year ended December 31, 2010).

10.2
Credit Agreement with Hexagon Investments, LLC dated effective as of January 29, 2010 (incorporated herein by reference to Exhibit 10.12 to the Company’s current report filed on Form 8-K filed on March 4, 2010).

10.3
Promissory Note for financing with Hexagon Investments, LLC dated as of January 29, 2010 (incorporated herein by reference to Exhibit 10.13 to the Company’s current report filed on Form 8-K filed on March 4, 2010).

10.4	Nebraska Mortgage to Hexagon Investments, LLC dated as of January 29, 2010 (incorporated herein by reference to Exhibit 10.14 to the Company’s current report filed on Form 8-K filed on March 4, 2010).
10.5	Colorado Mortgage to Hexagon Investments, LLC dated as of January 29, 2010 (incorporated herein by reference to Exhibit 10.15 to the Company’s current report filed on Form 8-K filed on March 4, 2010).
10.6
Purchase and Sale Agreement with Edward Mike Davis, L.L.C. dated effective as of April 1, 2010 (incorporated herein by reference to Exhibit 10.16 to the Company’s current report filed on Form 8-K filed on March 25, 2010).

10.7
Credit Agreement with Hexagon Investments, LLC dated effective as of March 25, 2010 (incorporated herein by reference to Exhibit 10.17 to the Company’s current report filed on Form 8-K filed on March 25, 2010).

10.8
Promissory Note for financing with Hexagon Investments, LLC dated as of March 25, 2010 (incorporated herein by reference to Exhibit 10.18 to the Company’s current report filed on Form 8-K filed on March 25, 2010).

10.9	Nebraska Mortgage to Hexagon Investments, LLC dated as of March 25, 2010 (incorporated herein by reference to Exhibit 10.19 to the Company’s current report filed on Form 8-K filed on March 25, 2010).
10.10	Wyoming Mortgage to Hexagon Investments, LLC dated as of March 25, 2010 (incorporated herein by reference to Exhibit 10.20 to the Company’s current report filed on Form 8-K filed on March 25, 2010).
10.11
Purchase and Sale Agreement with Edward Mike Davis, L.L.C. for purchase of oil and gas properties dated as of April 1, 2010 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report filed on Form 8-K filed on April 20, 2010).

10.12	Credit Agreement with Hexagon Investments, LLC dated as of April 14, 2010 (incorporated herein by reference to Exhibit 10.2 to the Company’s current report filed on Form 8-K filed on April 20, 2010).
10.13	Promissory Note with Hexagon Investments, LLC dated April 14, 2010 (incorporated herein by reference to Exhibit 10.3 to the Company’s current report filed on Form 8-K filed on April 20, 2010).
10.14
Warrant to Purchase Common Stock by Hexagon Investments, LLC dated April 14, 2010 (incorporated herein by reference to Exhibit 10.4 to the Company’s current report filed on Form 8-K filed on April 20, 2010).

10.15	Wyoming Mortgage to Hexagon Investments, LLC dated April 14, 2010 (incorporated herein by reference to Exhibit 10.5 to the Company’s current report filed on Form 8-K filed on April 20, 2010).
10.16	Securities Purchase Agreement dated as of April 26, 2020 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report filed on Form 8-K filed on April 30, 2010).
10.17	Agreement with C.K. Cooper dated April 8, 2010 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report filed on Form 8-K filed on May 4, 2010).
10.18	Purchase Agreement dated May 6, 2010 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report filed on Form 8-K filed on May 12, 2010).
10.19	Promissory Note dated May 6, 2010 (incorporated herein by reference to Exhibit 10.2 to the Company’s current report filed on Form 8-K filed on May 12, 2010).
10.20	Security Agreement dated May 6, 2010 (incorporated herein by reference to Exhibit 10.3 to the Company’s current report filed on Form 8-K filed on May 12, 2010).
10.21
Purchase Agreement with Edward Mike Davis, L.L.C. and Spottie, Inc. dated May 15, 2010 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report filed on Form 8-K filed on May 20, 2010).

10.22	Employment Agreement with Jeffrey A. Beunier (incorporated herein by reference to Exhibit 10.2 to the Company’s current report filed on Form 8-K filed on December 23, 2010).
10.23	Director Appointment Agreement with James Miller (incorporated herein by reference to Exhibit 10.3 to the Company’s current report filed on Form 8-K filed on May 20, 2010).

10.24	Form of Warrant Issued in Private Placement (incorporated herein by reference to Exhibit 4.1 to the Company’s current report filed on Form 8-K filed on June 4, 2010).
10.25	Warrant issued to Hexagon Investments, LLC (incorporated herein by reference to Exhibit 4.2 to the Company’s current report filed on Form 8-K filed on June 4, 2010).
10.26	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s current report filed on Form 8-K filed on June 4, 2010).
10.27	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s current report filed on Form 8-K.
10.28	Form of Lockup Agreement (incorporated herein by reference to Exhibit 10.3 to the Company’s current report filed on Form 8-K filed on June 4, 2010).
10.29	Letter Agreement with Hexagon Investments, LLC (incorporated herein by reference to Exhibit 10.4 to the Company’s current report filed on Form 8-K filed on June 4, 2010).
10.30	Independent Director Appointment Agreement with Conway J. Schatz (incorporated herein by reference to Exhibit 10.2 to the Company’s current report filed on Form 8-K filed on June 7, 2010).
10.31	Consulting Agreement with Market Development Consulting Group, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s current report filed on Form 8-K filed on June 18, 2010).
10.32	Five Year Warrant to Market Development Consulting Group, Inc. (incorporated herein by reference to Exhibit 10.2 to the Company’s current report filed on Form 8-K filed on June 18, 2010).
10.33	Three Year Warrant to Market Development Consulting Group, Inc. (incorporated herein by reference to Exhibit 10.3 to the Company’s current report filed on Form 8-K filed on June 18, 2010).
10.34	Warrant to Globe Media (incorporated herein by reference to Exhibit 10.4 to the Company’s current report filed on Form 8-K filed on June 18, 2010).
10.35	Registration Rights Agreement with Hexagon Investments, Inc. (incorporated herein by reference to Exhibit 10.5 to the Company’s current report filed on Form 8-K filed on June 18, 2010).
10.36	Stockholders Agreement with Hexagon Investments Incorporated (incorporated herein by reference to Exhibit 10.1 to the Company’s current report filed on Form 8-K filed on June 29, 2010).
10.37	Form of $2.20 Warrant Issued to Persons Exercising $1.50 Warrants (incorporated herein by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on October 8, 2010).
10.38
Purchase Agreement with Edward Mike Davis, L.L.C. and Spottie, Inc. dated November 19, 2010 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on November 26, 2010).

10.39	Put Option Agreement with Grandhaven Energy, LLC dated November 19, 2010 (incorporated herein by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed on November 26, 2010).
10.40	Warrant Issued to Hexagon Investments, LLC on January 1, 2011 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on January 4, 2011).
10.41	Amendments to Hexagon Investments, LLC Promissory Notes (incorporated herein by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed on January 4, 2011).
10.42
Form of Convertible Debenture Securities Purchase Agreement dated February 2, 2011 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on February 3, 2011).

10.43	Form of Convertible Debenture (incorporated herein by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed on February 3, 2011).
10.44	Purchase Agreement with Wapiti Oil & Gas, L.L.C. (incorporated herein by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on February 24, 2011).
10.45	Amendments to three Credit Agreements with Hexagon, LLC, dated March 15, 2012 (incorporated herein by reference to Exhibit 10.55 to the Company’s annual report filed on Form 10-K on March 21, 2012).
10.46
Second Amendment to 8% Senior Secured Convertible Debentures dated March 19, 2012 (incorporated herein by reference to Exhibit 10.56 to the Company’s annual report filed on Form 10-K on March 21, 2012).

10.47
Securities Purchase Agreement for additional 8% Senior Secured Convertible Debentures dated March 19, 2012 (incorporated herein by reference to Exhibit 10.57 to the Company’s annual report filed on Form 10-K on March 21, 2012).

10.48	Form of 8% Senior Secured Convertible Debentures dated March 19, 2012 (incorporated herein by reference to Exhibit 10.58 to the Company’s annual report filed on Form 10-K on March 21, 2012).
10.49	Separation Agreement with Roger A. Parker dated as of November 15, 2012 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on December 4, 2012).

10.50	Amendment to Securities Purchase Agreement dated August 7, 2012 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on August 9, 2012).
10.51	Amendment to Securities Purchase Agreement dated August 7, 2012 (incorporated herein by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed on August 9, 2012).
10.52
Second Amendments to three Credit Agreements with Hexagon, LLC, dated July 31, 2012 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on August 2, 2012).

10.53
Independent Director Appointment Agreement with W. Phillip Marcum dated April 27, 2012 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on May 2, 2012).

10.54	Independent Director Appointment Agreement with Bruce B. White dated April 27, 2012 (incorporated herein by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed on May 2, 2012).
10.55
Amended and Restated Independent Director Appointment Agreement with Timothy N. Poster dated April 27, 2012 (incorporated herein by reference to Exhibit 10.32 to the Company’s current report on Form 8-K filed on June 1, 2010).

10.56
Amendment to 8% Senior Secured Convertible Debentures due February 8, 2014, dated April 15, 2013 (incorporated herein by reference to Exhibit 10.56 to the Company’s annual report on Form 10-K for the year ended December 31, 2012).

10.57
Fourth Amendment to Credit Agreement (First Credit Agreement), dated April 15, 2013 (incorporated herein by reference to Exhibit 10.57 to the Company’s annual report on Form 10-K for the year ended December 31, 2012).

10.58
Fourth Amendment to Credit Agreement (Second Credit Agreement), dated April 15, 2013 (incorporated herein by reference to Exhibit 10.58 to the Company’s annual report on Form 10-K for the year ended December 31, 2012).

10.59
Fourth Amendment to Credit Agreement (Third Credit Agreement), dated April 15, 2013 (incorporated herein by reference to Exhibit 10.59 to the Company’s annual report on Form 10-K for the year ended December 31, 2012).

14.1	Code of Ethics (incorporated herein by reference to Exhibit 14.1 to the Company’s annual report on Form 10-K for the year ended December 31, 2009).
21.1	List of subsidiaries of the registrant (incorporated herein by reference to Exhibit 21.1 to the Company’s registration statement on Form S-1 (333-164291).
23.1	Consent of Hein & Associates LLP
23.2	Consent of RE Davis (incorporated herein by reference to Exhibit 23.2 to the Company’s registration statement on Form S-1/A filed May 21, 2013 (333-186108)).
23.3	Consent of Davis Graham & Stubbs LLP (incorporated by reference to Exhibit 5.1).

b) Financial statement schedules

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

●	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

●
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

●
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

●
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

●	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

●	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

●
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

●	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf, thereunto duly authorized, in the City of Denver, State of Colorado, on July 22, 2013.

RECOVERY ENERGY, INC.,
a Nevada corporation

By:	/s/ A. Bradley Gabbard
Name:	A. Bradley Gabbard
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on July 1, 2013:

Name and Signature	Title

/s/ Eric Ulwelling	Principal Accounting Officer
Eric Ulwelling

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
W. Phillip Marcum

*	Director, President and Chief Financial Officer (Principal Financial Officer)
A. Bradley Gabbard

*	Director
D. Kirk Edwards

*	Director
Timothy N. Poster

*	Director
Bruce B. White

* The undersigned, by signing her name hereto, does sign and execute this Amendment No. 2 to the registration statement on Form S-1 pursuant to the Power of Attorney executed by the above-named officers and directors of Recovery Energy, Inc. and filed with the Securities and Exchange Commission on January 18, 2013.

By:	/s/ A. Bradley Gabbard
Name:	A. Bradley Gabbard
as Attorney-In-Fact

EXHIBITS INDEX

Exhibit No.	Description
2.1
Membership Unit Purchase Agreement by and among Recovery Energy, Lanny M. Roof, Judith Lee and Michael Hlvasa dated as of September 21, 2009 (incorporated herein by reference to Exhibit 10.1 from our current report filed on Form 8-K filed on September 22, 2009).

3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Form S-1 filed on July 28, 2008).
3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s current report on Form 8-K filed on June 18, 2010).
4.1	Warrant to Purchase Common Stock dated December 11, 2009 (incorporated by reference to Exhibit 4.2 to the Company’s current report filed on Form 8-K filed on December 17, 2009).
4.2	Recovery Energy, Inc. 2012 Equity Incentive Plan dated August 31, 2012 (incorporated by reference to Exhibit 4.1 to the Company’s current report filed on Form 8-K on September 5, 2012).
5.1	Legal Opinion of Davis Graham & Stubbs LLP (incorporated herein by reference to Exhibit 5.1 to the Company’s registration statement on Form S-1/A filed July 1, 2013 (333-186108)).
10.1
Cancellation agreements, dated September 21, 2009 between Universal Holdings, Inc. and two former shareholders (incorporated herein by reference to Exhibit 10.1 to the Company’s annual report on Form 10-K for the year ended December 31, 2010).

10.2
Credit Agreement with Hexagon Investments, LLC dated effective as of January 29, 2010 (incorporated herein by reference to Exhibit 10.12 to the Company’s current report filed on Form 8-K filed on March 4, 2010).

10.3
Promissory Note for financing with Hexagon Investments, LLC dated as of January 29, 2010 (incorporated herein by reference to Exhibit 10.13 to the Company’s current report filed on Form 8-K filed on March 4, 2010).

10.4	Nebraska Mortgage to Hexagon Investments, LLC dated as of January 29, 2010 (incorporated herein by reference to Exhibit 10.14 to the Company’s current report filed on Form 8-K filed on March 4, 2010).
10.5	Colorado Mortgage to Hexagon Investments, LLC dated as of January 29, 2010 (incorporated herein by reference to Exhibit 10.15 to the Company’s current report filed on Form 8-K filed on March 4, 2010).
10.6
Purchase and Sale Agreement with Edward Mike Davis, L.L.C. dated effective as of April 1, 2010 (incorporated herein by reference to Exhibit 10.16 to the Company’s current report filed on Form 8-K filed on March 25, 2010).

10.7
Credit Agreement with Hexagon Investments, LLC dated effective as of March 25, 2010 (incorporated herein by reference to Exhibit 10.17 to the Company’s current report filed on Form 8-K filed on March 25, 2010).

10.8
Promissory Note for financing with Hexagon Investments, LLC dated as of March 25, 2010 (incorporated herein by reference to Exhibit 10.18 to the Company’s current report filed on Form 8-K filed on March 25, 2010).

10.9	Nebraska Mortgage to Hexagon Investments, LLC dated as of March 25, 2010 (incorporated herein by reference to Exhibit 10.19 to the Company’s current report filed on Form 8-K filed on March 25, 2010).
10.10	Wyoming Mortgage to Hexagon Investments, LLC dated as of March 25, 2010 (incorporated herein by reference to Exhibit 10.20 to the Company’s current report filed on Form 8-K filed on March 25, 2010).
10.11
Purchase and Sale Agreement with Edward Mike Davis, L.L.C. for purchase of oil and gas properties dated as of April 1, 2010 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report filed on Form 8-K filed on April 20, 2010).

10.12	Credit Agreement with Hexagon Investments, LLC dated as of April 14, 2010 (incorporated herein by reference to Exhibit 10.2 to the Company’s current report filed on Form 8-K filed on April 20, 2010).
10.13	Promissory Note with Hexagon Investments, LLC dated April 14, 2010 (incorporated herein by reference to Exhibit 10.3 to the Company’s current report filed on Form 8-K filed on April 20, 2010).
10.14
Warrant to Purchase Common Stock by Hexagon Investments, LLC dated April 14, 2010 (incorporated herein by reference to Exhibit 10.4 to the Company’s current report filed on Form 8-K filed on April 20, 2010).

10.15	Wyoming Mortgage to Hexagon Investments, LLC dated April 14, 2010 (incorporated herein by reference to Exhibit 10.5 to the Company’s current report filed on Form 8-K filed on April 20, 2010).
10.16	Securities Purchase Agreement dated as of April 26, 2020 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report filed on Form 8-K filed on April 30, 2010).

10.17	Agreement with C.K. Cooper dated April 8, 2010 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report filed on Form 8-K filed on May 4, 2010).
10.18	Purchase Agreement dated May 6, 2010 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report filed on Form 8-K filed on May 12, 2010).
10.19	Promissory Note dated May 6, 2010 (incorporated herein by reference to Exhibit 10.2 to the Company’s current report filed on Form 8-K filed on May 12, 2010).
10.20	Security Agreement dated May 6, 2010 (incorporated herein by reference to Exhibit 10.3 to the Company’s current report filed on Form 8-K filed on May 12, 2010).
10.21
Purchase Agreement with Edward Mike Davis, L.L.C. and Spottie, Inc. dated May 15, 2010 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report filed on Form 8-K filed on May 20, 2010).

10.22	Employment Agreement with Jeffrey A. Beunier (incorporated herein by reference to Exhibit 10.2 to the Company’s current report filed on Form 8-K filed on December 23, 2010).
10.23	Director Appointment Agreement with James Miller (incorporated herein by reference to Exhibit 10.3 to the Company’s current report filed on Form 8-K filed on May 20, 2010).
10.24	Form of Warrant Issued in Private Placement (incorporated herein by reference to Exhibit 4.1 to the Company’s current report filed on Form 8-K filed on June 4, 2010).
10.25	Warrant issued to Hexagon Investments, LLC (incorporated herein by reference to Exhibit 4.2 to the Company’s current report filed on Form 8-K filed on June 4, 2010).
10.26	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s current report filed on Form 8-K filed on June 4, 2010).
10.27	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s current report filed on Form 8-K.
10.28	Form of Lockup Agreement (incorporated herein by reference to Exhibit 10.3 to the Company’s current report filed on Form 8-K filed on June 4, 2010).
10.29	Letter Agreement with Hexagon Investments, LLC (incorporated herein by reference to Exhibit 10.4 to the Company’s current report filed on Form 8-K filed on June 4, 2010).
10.30	Independent Director Appointment Agreement with Conway J. Schatz (incorporated herein by reference to Exhibit 10.2 to the Company’s current report filed on Form 8-K filed on June 7, 2010).
10.31	Consulting Agreement with Market Development Consulting Group, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s current report filed on Form 8-K filed on June 18, 2010).
10.32	Five Year Warrant to Market Development Consulting Group, Inc. (incorporated herein by reference to Exhibit 10.2 to the Company’s current report filed on Form 8-K filed on June 18, 2010).
10.33	Three Year Warrant to Market Development Consulting Group, Inc. (incorporated herein by reference to Exhibit 10.3 to the Company’s current report filed on Form 8-K filed on June 18, 2010).
10.34	Warrant to Globe Media (incorporated herein by reference to Exhibit 10.4 to the Company’s current report filed on Form 8-K filed on June 18, 2010).
10.35	Registration Rights Agreement with Hexagon Investments, Inc. (incorporated herein by reference to Exhibit 10.5 to the Company’s current report filed on Form 8-K filed on June 18, 2010).
10.36	Stockholders Agreement with Hexagon Investments Incorporated (incorporated herein by reference to Exhibit 10.1 to the Company’s current report filed on Form 8-K filed on June 29, 2010).
10.37	Form of $2.20 Warrant Issued to Persons Exercising $1.50 Warrants (incorporated herein by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on October 8, 2010).
10.38
Purchase Agreement with Edward Mike Davis, L.L.C. and Spottie, Inc. dated November 19, 2010 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on November 26, 2010).

10.39	Put Option Agreement with Grandhaven Energy, LLC dated November 19, 2010 (incorporated herein by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed on November 26, 2010).
10.40	Warrant Issued to Hexagon Investments, LLC on January 1, 2011 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on January 4, 2011).
10.41	Amendments to Hexagon Investments, LLC Promissory Notes (incorporated herein by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed on January 4, 2011).
10.42
Form of Convertible Debenture Securities Purchase Agreement dated February 2, 2011 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on February 3, 2011).

10.43	Form of Convertible Debenture (incorporated herein by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed on February 3, 2011).

10.44	Purchase Agreement with Wapiti Oil & Gas, L.L.C. (incorporated herein by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on February 24, 2011).
10.45	Amendments to three Credit Agreements with Hexagon, LLC, dated March 15, 2012 (incorporated herein by reference to Exhibit 10.55 to the Company’s annual report filed on Form 10-K on March 21, 2012).
10.46
Second Amendment to 8% Senior Secured Convertible Debentures dated March 19, 2012 (incorporated herein by reference to Exhibit 10.56 to the Company’s annual report filed on Form 10-K on March 21, 2012).

10.47
Securities Purchase Agreement for additional 8% Senior Secured Convertible Debentures dated March 19, 2012 (incorporated herein by reference to Exhibit 10.57 to the Company’s annual report filed on Form 10-K on March 21, 2012).

10.48	Form of 8% Senior Secured Convertible Debentures dated March 19, 2012 (incorporated herein by reference to Exhibit 10.58 to the Company’s annual report filed on Form 10-K on March 21, 2012).
10.49	Separation Agreement with Roger A. Parker dated as of November 15, 2012 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on December 4, 2012).
10.50	Amendment to Securities Purchase Agreement dated August 7, 2012 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on August 9, 2012).
10.51	Amendment to Securities Purchase Agreement dated August 7, 2012 (incorporated herein by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed on August 9, 2012).
10.52
Second Amendments to three Credit Agreements with Hexagon, LLC, dated July 31, 2012 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on August 2, 2012).

10.53
Independent Director Appointment Agreement with W. Phillip Marcum dated April 27, 2012 (incorporated herein by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on May 2, 2012).

10.54	Independent Director Appointment Agreement with Bruce B. White dated April 27, 2012 (incorporated herein by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed on May 2, 2012).
10.55
Amended and Restated Independent Director Appointment Agreement with Timothy N. Poster dated April 27, 2012 (incorporated herein by reference to Exhibit 10.32 to the Company’s current report on Form 8-K filed on June 1, 2010).

10.56	Amendment to 8% Senior Secured Convertible Debentures due February 8, 2014, dated April 15, 2013.
10.57	Fourth Amendment to Credit Agreement (First Credit Agreement), dated April 15, 2013.
10.58	Fourth Amendment to Credit Agreement (Second Credit Agreement), dated April 15, 2013.
10.59	Fourth Amendment to Credit Agreement (Third Credit Agreement), dated April 15, 2013.
14.1	Code of Ethics (incorporated herein by reference to Exhibit 14.1 to the Company’s annual report on Form 10-K for the year ended December 31, 2009).
21.1	List of subsidiaries of the registrant.
23.1	Consent of Hein & Associates LLP.
23.2	Consent of RE Davis (incorporated herein by reference to Exhibit 23.2 to the Company’s registration statement on Form S-1/A filed May 21, 2013 (333-186108)).
23.3	Consent of Davis Graham & Stubbs LLP (incorporated by reference to Exhibit 5.1).